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Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-48030, 33-48348, 33-65742, 33-93224, 333-12325, 333-27011, 333-56179, 333-79549, 333-65664, 333-65666) and Form S-3 (Nos. 333-37794, 333-49844) of Vertex Pharmaceuticals Incorporated of our report dated April 27, 2001, with respect to the consolidated financial statements of Aurora Biosciences Corporation (not presented), included in this Annual Report (Form 10-K) of Vertex Pharmaceuticals Incorporated for the year ended December 31, 2002.

/s/ ERNST & YOUNG LLP
San Diego, California March 31, 2003

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  Exhibit 23.2
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS